As filed with the Securities and Exchange Commission on September 13, 2005
REGISTRATION NO. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
under the
SECURITIES ACT OF 1933

ONLINE RESOURCES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3679168 (I.R.S. Employer Identification No.)
4795 Meadow Wood Lane
Suite 300
Chantilly, Virginia 20151
(Address, Including Zip Code, of Principal Executive Offices)
ONLINE RESOURCES CORPORATION 2005 RESTRICTED STOCK AND OPTION PLAN
(Full Titles of the Plans)
Catherine A. Graham
Online Resources Corporation
4795 Meadow Wood Lane
Suite 300
Chantilly, Virginia 20151
(703) 653-3100
(Name, Address and Telephone Number, Including
Area Code, of Agent For Service)
With a copy to:
Mark J. Wishner, Esq.
Mintz Levin Cohn Ferris Glovsky and Popeo, PC
12010 Sunset Hills Road, Ste. 900
Reston, VA 20190

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of	Amount to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered(1)	Per Share (2)	Offering Price (2)	Registration Fee
Common Stock, $0.0001 par value	1,700,000 shares	$9.725	$16,532,500	$1,946

(1)	The number of common shares, par value $0.0001 per share (“Common Stock”), stated above consists of the aggregate number of shares which may be sold upon the exercise of options or issuance of stock awards which may hereafter be granted under the Online Resources Corporation 2005 Restricted Stock and Option Plan (the “Plan”). The maximum number of shares which may be sold upon the exercise of such options or issuance of stock awards granted under the Plan are subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)	This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act and is based upon the average of the high and low sale prices per share of the Common Stock on the Nasdaq National Market as of a date (September 12, 2005) within five business days prior to filing this Registration Statement.

(3)	Includes Series B Junior Preferred Stock purchase rights for which no separate consideration will be received.

EXPLANATORY NOTE
     In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Stock Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Certain Documents by Reference.
          The following documents filed by the Registrant with the Commission are incorporated herein by reference:
          (a) The Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004.
          (b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.
          (c) The Registrant’s Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2005.
          (d) Proxy Statement dated April 1, 2005 relating to the Annual meeting of Stockholders held on May 7, 2005.
          (e) The Registrant’s Current Reports on Form 8-K/A filed on March 9, 2005, April 26, 2005, August 16, 2005.
          (f) The description of the common stock contained in our Registration Statement on Form S-1 filed with the SEC on March 19, 1999 including any amendments or reports filed for the purpose of updating such description, as updated by the description of the rights which are currently transferable with the common stock as described in our Registration Statement on Form 8-A, filed on January 15, 2002
          All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.
Item 4. Description of Securities.
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
          The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and members of that firm, their families and trusts for their benefit own an aggregate of approximately 2,673 shares of Common Stock of the Registrant.
Item 6. Indemnification of Directors and Officers.
          Incorporated by reference from the Registrant’s Registration Statement on Form S-1, No. 333-74777.
Item 7. Exemption from Registration Claimed.
          Not applicable.
Item 8. Exhibits.

Exhibit
Number	Description of Document
4.1	Form of Amended and Restated Certificate of Incorporation of the Company (Incorporated by reference from our registration statement on Form S-1; Registration No. 333-74777)

Exhibit
Number	Description of Document
4.2	Form of Amended and Restated By-laws of the Company (Incorporated by reference from our registration statement on Form S-1; Registration No. 333-74777)

4.3	Specimen of Common Stock Certificate of the Company (Incorporated by reference from our Registration Statement on Form S-1; Registration No. 333-74777)

4.4	Rights Agreement, dated as of January 11, 2002, between the registrant and American Stock Transfer & Trust Co. (filed as Exhibit 4.1 to our Form 8-K dated as of January 15, 2002, and incorporated herein by reference)

4.5	Certificate of Designation of Shares of Series B Junior Participating Preferred Stock (Filed as Exhibit 3.3 to our Form 10-K for the year ended December 31, 2002 filed on March 31, 2003 and incorporated herein by reference)

4.6	First Amendment to the Rights Agreement, dated as of April 25, 2005, between the registrant and American Stock Transfer and Trust Company, (filed as Exhibit 4.1 to our Form 8-K/A dated as of April 25, 2005, and incorporated herein by reference)

4.7	Certificate of Amendment of Certificate of Incorporation of the Company (filed as Exhibit 3.1 to our Form 10-Q for the quarter ended June 30, 2005, and incorporated herein by reference)

5	Opinion of Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.*

23.1	Consent of Mintz Levin Cohn Ferris Glovsky and Popeo, P.C. (included in the opinion filed as Exhibit 5.1)*

23.2	Consent of Ernst & Young LLP*

24	Power of Attorney to file future amendments (set forth on signature page of this Registration Statement*

99	Online Resources Corporation 2005 Restricted Stock and Option Plan

*	Filed herewith
Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration

Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chantilly and State of Virginia on the 13th day of September, 2005.

ONLINE RESOURCES CORPORATION

By: /s/ Matthew P. Lawlor

Matthew P. Lawlor
Chairman and Chief Executive Officer
POWER OF ATTORNEY
     The registrant and each person whose signature appears below constitutes and appoints Matthew P. Lawlor and Catherine A. Graham and each of them singly, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Matthew P. Lawlor	Chairman and Chief Executive Officer

Matthew P. Lawlor	(Principal Executive Officer)	September 13, 2005

/s/ Catherine A. Graham	Executive Vice President and Chief Financial Officer

Catherine A. Graham	(Principal Financial Officer)	September 13, 2005

/s/ Stephen S. Cole	Director	September 13, 2005

Stephen S. Cole

/s/ Edward E. Furash	Director	September 13, 2005

Edward E. Furash

/s/ Michael H. Heath	Director	September 13, 2005

Michael H. Heath

Signature	Title	Date
/s/ Ervin R. Shames	Director	September 13, 2005

Ervin R. Shames

/s/Joseph J. Spalluto	Director	September 13, 2005

Joseph J. Spalluto

/s/ William H. Washecka	Director	September 13, 2005

William H. Washecka

/s/ Barry D. Wessler	Director	September 13, 2005

Barry D. Wessler

Online Resources Corporation
INDEX TO EXHIBITS FILED WITH
FORM S-8 REGISTRATION STATEMENT

Exhibit
Number	Description of Document
4.1	Form of Amended and Restated Certificate of Incorporation of the Company (Incorporated by reference from our registration statement on Form S-1; Registration No. 333-74777)

4.2	Form of Amended and Restated By-laws of the Company (Incorporated by reference from our registration statement on Form S-1; Registration No. 333-74777)

4.3	Specimen of Common Stock Certificate of the Company (Incorporated by reference from our Registration Statement on Form S-1; Registration No. 333-74777)

4.4	Rights Agreement, dated as of January 11, 2002, between the registrant and American Stock Transfer & Trust Co. (filed as Exhibit 4.1 to our Form 8-K dated as of January 15, 2002, and incorporated herein by reference)

4.5	Certificate of Designation of Shares of Series B Junior Participating Preferred Stock (Filed as Exhibit 3.3 to our Form 10-K for the year ended December 31, 2002 filed on March 31, 2003 and incorporated herein by reference)

4.6	First Amendment to the Rights Agreement, dated as of April 25, 2005, between the registrant and American Stock Transfer and Trust Company, (filed as Exhibit 4.1 to our Form 8-K/A dated as of April 25, 2005, and incorporated herein by reference)

4.7	Certificate of Amendment of Certificate of Incorporation of the Company (filed as Exhibit 3.1 to our Form 10-Q for the quarter ended June 30, 2005, and incorporated herein by reference)

5	Opinion of Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.*

23.1	Consent of Mintz Levin Cohn Ferris Glovsky and Popeo, P.C. (included in the opinion filed as Exhibit 5.1)*

23.2	Consent of Ernst & Young LLP*

24	Power of Attorney to file future amendments (set forth on signature page of this Registration Statement)*

99	Online Resources Corporation 2005 Restricted Stock and Option Plan*

*	Filed herewith